EXHIBIT 11

STATEMENT  RE:  COMPUTATION OF EARNINGS PER SHARE
($000's omitted, except for per share data)


                                                            Three Months Ended               Nine Months Ended
                                                               September 30,                    September 30,
                                                              1994         1993              1994          1993
                                                            --------     --------          --------      --------
                                                                 (000's omitted except for per share data)
Average shares outstanding                                     8,044       7,901              8,004         7,689

Net effect of dilutive stock options
  based on the treasury stock method
  using average market price                                     179         220                186           192
                                                            --------     -------           --------      --------

                        TOTALS                                 8,223       8,121              8,190         7,881
                                                            ========     =======           ========      ========

Income before cumulative
  effect of change in accounting                            $ 10,284     $ 7,286           $ 13,552      $ 10,056
Cumulative effect of change in accounting                        -0-         -0-                -0-           390
                                                            --------     -------           --------      --------
                   NET INCOME                               $ 10,284     $ 7,286           $ 13,552      $ 10,446
                                                            ========     =======           ========      ========
Earnings per share:
  Income before cumulative
    effect of change in accounting                          $   1.25     $   .90           $   1.65      $   1.28
  Cumulative effect of change in accounting                      -0-         -0-                -0-           .05
                                                            --------     -------           --------      --------
     NET INCOME PER SHARE                                   $   1.25     $   .90           $   1.65      $   1.33
                                                            ========     =======           ========      ========





Note: Fully diluted calculation is not presented because dilution is less than 3%.





                                      16